Exhibit 10.1

EIGHTH AMENDMENT TO AMENDED AND

RESTATED REVOLVING CREDIT AGREEMENT

This Eighth Amendment to Amended and Restated Revolving Credit Agreement (herein, the “Amendment”) is entered into as of May 8, 2015, by and among World Acceptance Corporation, a South Carolina corporation (the “Borrower”), Wells Fargo Bank, National Association together with the other financial institutions a party hereto (the “Lenders”) and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent for the Lenders (the “Administrative Agent”).

PRELIMINARY STATEMENTS

A. The Borrower, the Lenders, and the Administrative Agent are parties to a certain Amended and Restated Revolving Credit Agreement, dated as of September 17, 2010, as amended (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B. The Borrower has informed the Administrative Agent and the Lenders that the Borrower intends to incur unsecured Indebtedness in an aggregate principal amount not to exceed $300,000,000 (the “High Yield Bond Debt”).

C. The Borrower has requested that the Lenders consent to the closing on and incurrence of the High Yield Bond Debt and agree to make certain amendments to the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. CONSENT.

Subject to the satisfaction of the conditions precedent set forth in Section 4 below, the Lenders consent to the closing on and incurrence of the High Yield Bond Debt so long as (a) 100% of the net proceeds of the High Yield Bond Debt are immediately remitted to the Administrative Agent for application to the Obligations; (b) the terms of the High Yield Bond Debt are not, taken as a whole, materially more adverse to the Lenders than the terms described in the draft Description of Notes (draft date March 18, 2015) provided to the Lenders on March 23, 2015 (it being understood that the remaining terms to be agreed, including pricing and maturity, shall be deemed acceptable to the Lenders so long as the maturity of the High Yield Bond Debt is not prior to the date that is 180 days after the stated Termination Date as amended by this Amendment); (c) the closing on and incurrence of the High Yield Bond Debt occurs on or before June 1, 2015 and (d) the Borrower shall have paid to Administrative Agent the non-refundable fee in the amount and for the account of the Lenders as set forth on Schedule A attached hereto, which fees shall be fully earned by such Lenders upon the closing on and incurrence of the High Yield Bond Debt in accordance with this Section 1 and which fees may, at the option of the Borrower, be paid from the net proceeds of the High Yield Bond Debt before giving effect to the application thereof to the other Obligations as described in clause (a) above.

Section 2. AMENDMENTS EFFECTIVE UPON EIGHTH AMENDMENT CLOSING.

Subject to the satisfaction of the conditions precedent set forth in Section 4 below, the Credit Agreement shall be and hereby is amended as follows:

2.1. The following new definitions are added to Section 5.1 of the Credit Agreement (Definitions):

“High Yield Bond Debt” is defined in the Eighth Amendment.

“High Yield Bond Documents” means the documents, instruments and agreements evidencing the High Yield Bond Debt (as any of them may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof).

“Eighth Amendment” means that certain Eighth Amendment to Amended and Restated Revolving Credit Agreement dated as of May 8, 2015 by and among the Borrower, the Administrative Agent and the Lenders, and acknowledged by the Restricted Subsidiaries.

Section 3. AMENDMENTS EFFECTIVE UPON CLOSING ON AND INCURRENCE OF THE HIGH YIELD BOND DEBT

Subject to the satisfaction of the conditions precedent set forth in Section 4 below and upon the closing on and incurrence of the High Yield Bond Debt in accordance with Section 1 of this Amendment, the Credit Agreement shall be further amended as follows:

3.1. The Borrower shall repay all amounts owing to TD Bank, NA (“TD Bank”) under the Credit Agreement and TD Bank shall cease to be a Lender under the Credit Agreement and Loan Documents. After giving effect to the application of the net proceeds of the High Yield Bond Debt (which shall be made in a manner consistent with Section 1 of this Amendment), the Lenders each agree to make such purchases and sales of interests in the outstanding Loans between themselves so that each Lender is then holding its relevant pro rata share of outstanding Loans based on their Commitments as in effect after giving effect hereto. Such purchases and sales shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith.

3.2. The following definitions in Section 5.1 of the Credit Agreement (Definitions) shall be amended and restated as follows:

“Commitment” means, as to any Lender, the obligation of such Lender to make Loans under the Revolving Credit in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1 attached hereto and made a part hereof, as such Commitments may be reduced or modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 2.9 hereof). The Borrower and the Lenders acknowledge and agree that the Commitments of the Lenders aggregate $430,000,000 as of closing on and incurrence of the High Yield Bond Debt in accordance with Section 1 of the Eighth Amendment.

“Termination Date” means the third anniversary of the closing on and incurrence of the High Yield Bond Debt in accordance with Section 1 of the Eighth Amendment, or such earlier date on which the Commitments are terminated in whole pursuant to Sections 2.9, 9.3 or 9.4 hereof.

3.3. Section 2.6(a) of the Credit Agreement (Voluntary Prepayments) shall be amended and restated as follows:

(a) Voluntary.

(i) Subject to clause (ii) below, the Borrower shall have the privilege of prepaying without premium or penalty and in whole or in part (but, if in part, then in an amount not less than $50,000.00 or any greater amount that is an integral multiple of $50,000.00) the Loans at any time on any Business Day upon prior notice to the Administrative Agent (which shall advise each Lender thereof promptly thereafter) by no later than 12:00 noon (Central time) on the date of each prepayment of a Loan, such prepayment to be made by the payment of the principal amount to be prepaid and, in the case of any prepayment is accompanied by a termination of the Commitments, accrued interest thereon to the date fixed for prepayment.

(ii) In the event the Borrower repays the Loans and terminates the Commitments in full or the Obligations are accelerated following the occurrence of an Event of Default, in either case at any time prior to the Termination Date, Borrowers shall pay a sum equal to 1.0% of the total amount of the Commitments as a prepayment fee, it being acknowledged by the Borrower that such prepayment fee is an estimate of Lenders’ damages in the event of early termination and is not a penalty.

3.4. Section 8.9 of the Credit Agreement (Permitted Indebtedness) shall be amended and restated as follows:

Section 8.9 Permitted Indebtedness. The Borrower will not, and will not permit any Restricted Subsidiary to, incur, create, issue, assume or permit to exist any Indebtedness for Borrowed Money other than:

(a) the Obligations hereunder and the Subsidiary Guaranty Agreement relating thereto;

(b) the High Yield Bond Debt;

(c) unsecured Subordinated Debt;

(d) debt incurred in connection with permitted Fixed Asset Financing;

(e) unsecured Indebtedness for Borrowed Money owing between the Borrower and its Restricted Subsidiaries in the ordinary course of business, provided that the aggregate amount of Indebtedness for Borrowed Money at any one time owing either by or to the Insurance Subsidiary shall not exceed $1,000,000; and

(f) other unsecured Indebtedness for Borrowed Money to any Person (other than to the Borrower or another Restricted Subsidiary) in an aggregate amount for the Borrower and all Restricted Subsidiaries not exceeding $5,000,000 at any time outstanding.

3.5. Section 8.12 of the Credit Agreement (Material Contracts) shall be amended and restated as follows:

Section 8.12 Material Contracts.

(a) The Obligations shall at all times constitute “Senior Debt” or “Senior Indebtedness” (or words of like import) under any indenture, instrument, or agreement relating to any Subordinated Debt. Except as otherwise specified below, the Borrower shall not (i) amend or modify any of the terms or conditions relating to Subordinated Debt, (ii) make any voluntary prepayment of Subordinated Debt or effect any voluntary redemption thereof, (iii) make any cash payments in connection with any conversion of any such Subordinated Debt, or (iv) make any payment on account of Subordinated Debt which is prohibited under the terms of any instrument or agreement subordinating the same to the Obligations. Notwithstanding the foregoing, (x) with prior written notice to the Administrative Agent and the Lenders, the Borrower may agree to a decrease in the interest rate applicable thereto or to a deferral of repayment of any of the principal of or interest on the Subordinated Debt beyond the current due dates therefor or to any other amendment or modifications of any Subordinated Debt not adverse to the Lenders (other than amendments or modifications of the relevant subordination provisions thereof which requires the affirmative consent of the Required Lenders), and (y) with prior written notice to the Administrative Agent and the Lenders (which notice may be given the same day as the anticipated consummation of the transaction addressed in the notice), the Borrower may voluntarily prepay, redeem, or repurchase all or any part of outstanding Subordinated Debt if at the time of any such payment and after giving effect thereto no Default or Event of Default exists, which notice shall be accompanied by a duly executed officer’s certificate (in form and substance acceptable to the Administrative Agent) certifying the amount of the Subordinated Debt to be voluntarily prepaid, redeemed, or repurchased, the payment or purchase price thereof, and that at the time of any such payment and after giving effect thereto no Default or Event of Default exists.

(b) The Borrower shall not, without the prior written consent of the Administrative Agent, (i) amend or modify any of the terms or conditions of the High Yield Bond Documents in any manner that would reasonably be expected to be adverse to the Agent and the Lenders or (ii) make any voluntary prepayment of Subordinated Debt or effect any voluntary redemption thereof.

3.6. Section 8.15 of the Credit Agreement (Guaranties) shall be amended and restated as follows:

Section 8.15 Guaranties. The Borrower will not and will not permit any Restricted Subsidiary to become or be liable in respect of any Guaranty except: (a) Guaranties of the Borrower which are limited in amount to a stated maximum dollar exposure and are permitted under Sections 8.9 and 8.10, (b) the Subsidiary Guaranty Agreement and (c) Guaranties of the Restricted Subsidiaries of the High Yield Bond Debt.

3.7. Section 8.16 of the Credit Agreement (Limitation on Restrictions) shall be amended and restated as follows:

Section 8.16 Limitation on Restrictions. Except as provided herein and except as set forth in the High Yield Bond Documents, the Borrower shall not and shall not permit any of its Restricted Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to: (1) pay dividends or make any other distribution on any of such Restricted Subsidiary’s capital stock or other equity interests owned by the Borrower or any Restricted Subsidiary of the Borrower; (2) pay any indebtedness owed to the Borrower or any other Restricted Subsidiary; (3) make loans or advances to the Borrower or any other Restricted Subsidiary; or (4) transfer any of its property or assets to the Borrower or any other Restricted Subsidiary. The Borrower shall not enter into any indenture, instrument, or other agreement for Indebtedness for Borrowed Money (other than with respect to the High Yield Bond

Documents) which contains, or amend any terms of any such indenture, instrument, or agreement which would result in any such indenture, instrument, or agreement having, covenants or defaults more burdensome on the Borrower or any Restricted Subsidiary than the covenants and defaults provided for in this Agreement and the other Loan Documents.

3.8. Section 8.20(n) of the Credit Agreement (Reports) shall be amended and restated as follows:

(n) Subordinated Debt and High Yield Bond Debt Deliveries and Notices. Promptly upon issuance or receipt, copies of all material reports, certificates and notices delivered by the Borrower to the holders of any Subordinated Debt or the holders of the High Yield Bond Debt (except for financial and SEC reports that are separately provided or made available to the Lenders pursuant to this Agreement) and copies of all material notices or demands received by the Borrower from one or more holders of Subordinated Debt or one or more holders of High Yield Bond Debt.

3.9. Section 9.1(g) of the Credit Agreement (Events of Default) shall be amended and restated as follows:

(g) (i) An “Event of Default” shall occur under any indenture, instrument, or agreement setting forth the terms and conditions applicable to any Subordinated Debt; (ii) any subordination provision in any document or instrument relating to any Subordinated Debt or any Liens securing any Subordinated Debt shall cease to be in full force and effect or any Person (including the holder of any Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision; or (iii) an “Event of Default” shall occur under the High Yield Bond Documents;

3.10. Schedule 1.1 of the Credit Agreement (Commitments) shall be amended and restated in its entirety to read as set forth on Schedule 1.1 attached hereto and made a part hereof.

Section 4. CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent (the date on which the following conditions precedent have been satisfied being referred to herein as the “Effective Date”):

4.1. The Borrower and the Lenders, shall have executed and delivered this Amendment to the Administrative Agent.

4.2. The Restricted Subsidiaries parties to the Subsidiary Guaranty Agreement shall have executed and delivered to the Administrative Agent their consent to this Amendment in the form set forth below.

4.3. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

Section 5. REPRESENTATIONS.

In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Administrative Agent, the Collateral Agent, and the Lenders that as of the date hereof, (a) the representations and warranties set forth in Section 6 of the Credit Agreement and in the other Loan Documents are and shall be and remain true and correct (except that the representations contained in Section 6.6 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Agent) and (b) the Borrower and the Guarantors are in compliance with the terms and conditions of the Credit Agreement and the other Loan Documents and no Default or Event of Default exists or shall result after giving effect to this Amendment.

Section 6. MISCELLANEOUS.

6.1. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby. Notwithstanding anything to the contrary set forth in this Amendment, it is the intent of the parties that Section 1.9 of the Sixth Amendment to Amended and Restated Revolving Credit Agreement dated as of November 18, 2014 among the parties hereto shall remain in full force and effect, and, in accordance with the terms and conditions expressly set forth therein, that on or before June 15, 2015, so long as no Event of Default or Default is then outstanding, the Borrower shall repay all amounts owing to TD Bank, NA, irrespective of the source of funds for repayment procured by the Borrower.

6.2. The Borrower heretofore executed and delivered, among other things, the Company Security Agreement and hereby acknowledges and agrees that the security interests and liens created and provided for therein secure the payment and performance of the Obligations under the Credit Agreement as amended hereby, which are entitled to all of the benefits and privileges set forth therein. Without limiting the foregoing, the Borrower acknowledges that the “Secured Indebtedness” as defined in, and secured by the Collateral pursuant to, the Company Security Agreement shall be deemed amended to include all “Obligations” as defined in the Credit Agreement as amended hereby.

6.3. The Borrower agrees to pay on demand all costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents to be executed and delivered in connection herewith, including the fees and expenses of counsel for the Administrative Agent.

6.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of a Portable Document Format File (also known as an “PDF” file) shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois (without regard to principles of conflicts of laws).

[SIGNATURE PAGE TO FOLLOW]

This Amendment is entered into as of the date and year first above written.

WORLD ACCEPTANCE CORPORATION

By	/s/ A. Alexander McLean III
A. Alexander McLean III, Chief Executive Officer

Accepted and agreed to:

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually as a Lender and as Administrative Agent and Collateral Agent

By	/s/ William M. Laird
William M. Laird, Senior Vice President

[Signature Page to Eighth Amendment to Amended and Restated Revolving Credit Agreement]

BANK OF AMERICA, N.A.

By	/s/ Bruce Jenks
	Name:	Bruce Jenks
	Title:	Vice President

BANK OF MONTREAL

By	/s/ Michael S. Cameli
	Name:	Michael S. Cameli
	Title:	Director

CAPITAL ONE, NATIONAL ASSOCIATION

By	/s/ Beverly Abrahams
	Name:	Beverly Abrahams
	Title:	Senior Vice President

TD BANK, NA

By	/s/ Kevin M. Short
	Name:	Kevin M. Short
	Title:	Senior Vice President

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

By	/s/ Stephanie Bowman
	Name:	Stephanie Bowman
	Title:	Senior Vice President

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By	/s/ Micah Dickey
	Name:	Micah Dickey
	Title:	Vice President

ACKNOWLEDGMENT AND CONSENT

Each of the undersigned is a Restricted Subsidiary of World Acceptance Corporation who has executed and delivered to the Collateral Agent, the Administrative Agent, and the Lenders the Subsidiary Guaranty Agreement and the Subsidiary Security Agreement. Each of the undersigned hereby acknowledges and consents to the Eighth Amendment to Amended and Restated Revolving Credit Agreement set forth above and confirms that the Loan Documents executed by it, and all of its obligations thereunder, remain in full force and effect, and that the security interests and liens created and provided for therein continue to secure the payment and performance of the Obligations of the Borrower under the Credit Agreement after giving effect to the Amendment.

Dated as of May 8, 2015.

[SIGNATURE PAGE TO ACKNOWLEDGEMENT AND CONSENT TO FOLLOW]

Each of the undersigned acknowledges that the Collateral Agent, the Administrative Agent, and the Lenders are relying on the foregoing in entering into the Eighth Amendment to Amended and Restated Revolving Credit Agreement set forth above.

WORLD ACCEPTANCE CORPORATION OF ALABAMA
WORLD ACCEPTANCE CORPORATION OF MISSOURI
WORLD FINANCE CORPORATION OF GEORGIA WORLD FINANCE CORPORATION OF LOUISIANA
WORLD ACCEPTANCE CORPORATION OF OKLAHOMA, INC.
WORLD FINANCE COMPANY OF SOUTH CAROLINA, LLC
WORLD FINANCE CORPORATION OF TENNESSEE
WFC OF SOUTH CAROLINA, INC.
WORLD FINANCE CORPORATION OF ILLINOIS
WORLD FINANCE CORPORATION OF NEW MEXICO
WORLD FINANCE COMPANY OF KENTUCKY LLC
WORLD FINANCE CORPORATION OF COLORADO
WORLD FINANCE CORPORATION OF WISCONSIN
WFC SERVICES, INC.
WORLD FINANCE CORPORATION OF TEXAS
WORLD FINANCE COMPANY OF INDIANA, LLC WORLD FINANCE COMPANY OF MISSISSIPPI, LLC WORLD FINANCE COMPANY OF IDAHO, LLC

By	/s/ A. Alexander McLean III
A. Alexander McLean III, its Chief Executive Officer

WFC LIMITED PARTNERSHIP

By	WFC of South Carolina, Inc.,
as sole general partner

By	/s/ A. Alexander McLean III
A. Alexander McLean III, its Chief Executive Officer

Schedule 1.1

Commitments

Name of Lender	Commitments	Commitment Percentage
Wells Fargo Bank, National Association	$125,000,000	29.07%
Bank of Montreal	$95,000,000	22.09%
Bank of America, N.A.	$110,000,000	25.58%
Capital One, National Association	$45,000,000	10.47%
Texas Capital Bank, National Association	$25,000,000	5.81%
First Tennessee Bank National Association	$30,000,000	6.98%

Total	$430,000,000